                                  FORM 8-A


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                  THE ORLANDO PREDATORS ENTERTAINMENT, INC.
           (Exact name of registrant as specified in its charter)


           FLORIDA                                  91-1796903
   (State (jurisdiction of                 (IRS Employer Identification
 incorporation or organization)                       Number)


    20 NORTH ORANGE AVENUE, SUITE 101
            ORLANDO, FL 32801
              (407) 648-4444                                32801
 (Address of principal executive offices)                 (Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock, no par value.

                          DESCRIPTION OF SECURITIES

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-53217, filed on May 21, 1998 and as amended from time to time thereafter, is incorporated herein by reference, including specifically, "Description of Securities," contained therein.

ITEM 2.  EXHIBITS

     1. 1.1 Specimen Certificate for No Par Value Preferred Stock of the Registrant

     2.   Articles of Incorporation, as amended, of Registrant, filed as
          Exhibit 3.01 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-31671, filed on July 21, 1997 and incorporated herein by reference.

     3. Bylaws of Registrant, as amended, filed as Exhibit 3.02 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-31671, filed on July 21, 1997 and incorporated herein by reference.


                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             THE ORLANDO PREDATORS
                                             ENTERTAINMENT, INC.



                                             By  /s/ Jack Youngblood
                                               ------------------------------
                                                        Jack Youngblood
                                                           President

Date:  July 25, 1997